Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

     In connection with the Annual Report of ORBIMAGE Inc. (the “Company”) on Form 10-K for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tony A. Anzilotti, Vice President Finance and Controller of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Tony A. Anzilotti
Tony A. Anzilotti
Vice President Finance and Controller
March 29, 2004

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.